FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 1st day of July 2019, by and between VALLEY PARKWAY VINEYARD, LLC, a California limited liability company ("Landlord"), and Robert Hymers, an individual dba H Smart Inc., ("Tenant").

RECITALS:

A. Landlord and Tenant entered into that certain Shopping Center Lease dated as of June 16, 2017 (the "Lease"), whereby Tenant leased certain space commonly known by the street address of 1320 W. Valley Parkway, Suite 205 and consisting of approximately 987 square feet in that certain shopping center (the "Center") knows as West Valley Plaza Center, situated in Escondido, California.

B. By this Amendment, Landlord and Tenant also desire to modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1. Extended Lease Term. The Lease Term shall be extended for two (2) years, such that the Lease shall terminate on June 30, 2021 ("New Termination Date"). The period from July 1, 2019 through the New Termination Date is referred to herein as the "Extended Term".

2. Base Rent During the Extended Term, Tenant shall pay Base Rent as shown on the schedule below:

Period of Extended Term	Monthly Base Rent	Minimum Annual Rent
7/1/19 - 6/30/20	$1,308.88	$15,706.56
7/1/20 - 6/30/21	$1,348.14	$16,177.68

3. Tenant's Representations. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Premises; (b) no other person, firm or entity has any right, title or interest in the Premises; and (c) Tenant has the full right, legal power and actual authority to enter into this Amendment without the consent of any person, firm or entity. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Effective Date there shall not be any, mechanics' liens or other liens encumbering all or any portion of the Premises by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns.

4. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any person or entity who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

5. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

6. Accessibility; Americans with Disabilities Act (ADA). In accordance with the requirements of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not, as of the date of this Lease, undergone an inspection by a Certified Access Specialist ("CASp"), as that term is defined in California Civil Code Section 55.52.

California Civil Code Section 1938(e) requires that Tenant be notified of the following:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

7. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall continue to apply and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.

8. Counterparts and Fax/Email/Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Amendment may be executed by a party's signature transmitted by facsimile ("fax") or e-mail or by a party's electronic signature, and copies of this Amendment executed and delivered by means of faxed or e-mailed copies of signatures or originals of this Amendment executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon faxed, emailed or electronic signatures as if such signatures were original wet signatures. Any party executing and delivering this Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Amendment containing said party's original signature. All parties hereto agree that a faxed or emailed signature page or an electronic signature may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original wet signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"Landlord:"

VALLEY PARKWAY VINEYARD, LLC,
a California limited liability company

By: [signature]
Name: Jeffrey Fee
Its: Managing Member

DocuSigned by:
Robert Hymers
DC177B098D5B494

"Tenant:"

Robert Hymers, an individual
dba H Smart, Inc.

By:__________
Name:__________
Its:__________

By:__________
Name:__________
Its:__________

[signature]
CEO
DONALD STEINBERG
7-8-19